UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  October 20, 2004


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


        Delaware                    1-8400               75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.  Fort Worth, Texas              76155
 (Address of principal executive offices)            (Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02.  Results of Operations and Financial Condition

AMR Corporation (the Company) is furnishing herewith a press release issued on October 20, 2004 by the Company as Exhibit 99.1 which is included herein. This press release was issued to report the Company's third quarter 2004 results.





                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  October 20, 2004












                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release






















                                        Exhibit 99.1


                              CONTACT:  Al Becker
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com

FOR RELEASE: Wednesday, Oct. 20, 2004

Editor's Note: A live Webcast reporting third quarter results will be broadcast on the Internet on Oct. 20 at 2 p.m. EDT.
(Windows Media Player required for viewing.)

  AMR CORPORATION REPORTS A THIRD QUARTER LOSS OF $214 MILLION
    AND ENDS QUARTER WITH $3.6 BILLION IN CASH AND SHORT-TERM
   INVESTMENTS, INCLUDING A RESTRICTED BALANCE OF $481 MILLION

  Results Impacted by High Fuel Prices, Low Fares and Multiple
                           Hurricanes

   American Announces Series of Steps to Increase Revenues and
                          Reduce Costs

Actions Include American Withdrawing Equivalent Of 15 Aircraft in 2005
 And American Eagle Not Taking Delivery of 18 Embraer Regional Jets


     FORT WORTH, Texas -- AMR Corporation, the parent company of American Airlines, Inc., today reported a net loss of $214 million in the third quarter, or $1.33 per share. This compares to last year's third quarter net profit of $1 million.
     "Our business was buffeted by three dramatic and harmful developments during the third quarter," said AMR Chairman and CEO Gerard Arpey. "The first was record high fuel prices. The second was a weak revenue environment which meant that despite our best efforts -- and unlike other fuel-intensive businesses -- we have been largely unable to pass the higher fuel costs on to our customers. The third development was the unprecedented series of hurricanes, which depressed revenue, increased costs and repeatedly disrupted an important part of our network."
     Skyrocketing fuel prices during the quarter resulted in a year-over-year increase of more than 40 cents per gallon, which translated into $342 million in incremental fuel

                           -- more --



costs compared to a year ago. Meanwhile, American's revenue per available seat mile declined 2.5 percent, driven by a 4.8 percent drop in passenger yield (passenger revenue per passenger mile).
     "Weak yields are an industry-wide phenomenon," Arpey said. "Although many industries are getting hammered by high fuel prices, the airline industry has largely been unable to price its product in a way that reflects the higher cost of production.
Low cost carrier growth is partly responsible for the depressed fare environment, but there are other factors at work too.
     "Specifically, there is a growing disconnect between industry capacity growth in the domestic marketplace and overall economic growth," Arpey said. "While the economy has grown roughly three and a half percent this year, available domestic seat miles are up more than six percent. Making matters worse has been the competitive behavior of some carriers either in or on the verge of bankruptcy."
     According to Arpey, the confluence of high fuel prices and low fares has sharpened the company's focus on making the changes necessary to improve the company's financial condition. "The harsh reality is that despite our tremendous progress to date, our cost structure remains too high for us to succeed in a world where the price of oil is at such an extraordinary level," Arpey said. "However, there is still a lot we can do, and are doing, to increase revenues and reduce expenses."
     That said, AMR anticipates the record high fuel prices to continue in the fourth quarter -- a quarter that is typically seasonally weak from a revenue perspective. Thus, AMR expects to incur a fourth quarter loss significantly larger than that recorded in the third quarter.
     Arpey cited a series of steps American has taken to increase revenues, cut costs and put the airline on a stronger financial footing. One expected outcome of these initiatives is that there will be a reduction in the size of the workforce, although the details for accomplishing this are still being identified. American's new initiatives include:
     o Aircraft Decisions -- American has decided to withdraw capacity equivalent to 15 narrow-body aircraft in 2005 while its regional affiliate, American Eagle, has reached an agreement in principle with Embraer to not take delivery of the last 18 ERJ-145 regional jet aircraft, scheduled for delivery between July 2005 and February 2006.

                           -- more --



     o Seat Decisions -- American will add back a portion of the coach seats previously removed from its MD80, 737, 767 and 777 fleets. On the MD80 and 737 aircraft, only one of the two rows of coach seats originally removed will be added back to those airplanes. In addition, the MD80 reconfiguration will expand the first class cabin by two seats, in recognition of the value American's customers place on its first class product.
     o International Expansion -- American intends to increase revenue by continuing its expansion in the growing Asia/Pacific market. Yesterday, the airline announced that it will launch daily nonstop service between Chicago and Nagoya, Japan, on April 3, and resume daily nonstop service between Dallas/Fort Worth and Osaka, Japan, on Nov. 1, 2005. American is also vigorously seeking authority to begin nonstop service between Chicago and Shanghai, China, starting on May 1, 2005.
     o Simplified Operations -- American has decided to expand upon an experiment it launched in the summer of 2004 in Chicago, in which aircraft types were isolated to certain stations, and flight crew and aircraft were scheduled together. This change of approach will be implemented throughout American's system in 2005, Arpey said. "We are pressing ahead aggressively to streamline and simplify American's operations."
     o Other Revenue Initiatives -- American's revenue initiatives have involved a variety of fare actions in certain markets as well as the introduction of ticketing fees. American now charges $5 for tickets purchased through U.S. reservations offices while a $10 fee applies to tickets bought at U.S. airport locations. There also is now a fee for paper tickets purchased through travel agents in certain European countries, the Caribbean, Mexico and Latin America for itineraries that are eligible for electronic tickets. Additionally, the U.S. Department of Transportation recently issued a favorable ruling, allowing U.S. carriers to apply fuel surcharges to all of their international routes, which should further improve revenue.
     o Dallas Reservations Office Consolidation -- To cut costs and increase efficiency, American said it has decided to consolidate its reservations office in south Dallas with its much larger Southern Reservations Office near DFW Airport, saving the company hundreds of thousands of dollars a year in various expenses.

                           -- more --



     With regard to adding back seats, Arpey said American is acting to increase revenue by eliminating a seating capacity disadvantage largely attributable to the More Room Throughout Coach program the airline launched several years ago. "When we launched More Room Throughout Coach, healthy yields and robust business travel were the norm, and both conditions were essential to the success of More Room," Arpey said. "However, times have changed, and we must acknowledge that in today's low-fare environment, having fewer seats on our aircraft has put us at a real revenue disadvantage compared to other airlines."
     Arpey said that as a result of its aircraft and seating changes, American's first quarter domestic capacity will decrease approximately 5 percent. "Given our skyrocketing fuel costs, and our limited ability to pass those costs on to our customers, we feel it is prudent to draw down a portion of our domestic schedule. And rather than decrease flight schedules across the board, we will be focusing our cuts on specific markets where our service is either redundant to service to nearby cities or is less essential to our domestic network. At the same time, we are going to intensify our focus on our areas of strength. For instance, we now plan to increase our flying at Dallas/Fort Worth by 90 operations year over year, a larger increase than we had previously announced," Arpey said.
     As a result of the initiatives discussed above, the company reported that some special charges may be recognized in the fourth quarter -- the amount and scope of which are currently being identified. In addition, the company expects to record a gain of approximately $145 million from the sale of its interest in Orbitz (an on-line travel agency in which American holds an ownership stake), if the closing of that sale occurs in the fourth quarter.
     "Very challenging industry conditions are nothing new to the people of American Airlines," Arpey said. "We remain committed to continuing to evolve our company by wringing out costs and inefficiency from everything we do. What's more, we are determined to make the hard choices necessary to ensure our company's competitiveness and ultimate success."

                           -- more --



Editor's Note: AMR's Chairman, President and Chief Executive Officer, Gerard Arpey, and its Chief Financial Officer, James Beer, will make a presentation to analysts during a teleconference on Wednesday, Oct. 20, from 2 p.m. to 2:45 p.m. EDT. Following the analyst call, they will hold a question-and-answer conference call for media from 3 p.m. to 3:45 p.m. EDT. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577 for details.

Statements in this news release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this news release, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, the Company's expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, future financing plans and needs, overall economic conditions, plans and objectives for future operations, and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risk factors that could cause actual results to differ materially from our expectations. The following factors, in addition to other possible factors not listed, could cause the Company's actual results to differ materially from those expressed in forward-looking statements: changes in economic, business and financial conditions; the Company's substantial indebtedness; continued high fuel prices and the availability of fuel; further increases in the price of fuel; the residual effects of the war in Iraq; conflicts in the Middle East or elsewhere; the highly competitive business environment faced by the Company, with increasing competition from low cost carriers and bankrupt carriers and historically low fare levels (which could result in a further deterioration of the revenue environment); the ability of the Company to implement its restructuring program and the effect of the program on operational performance and service levels; uncertainties with respect to the Company's international operations; changes in the Company's business strategy; actions by U.S. or foreign government agencies; the possible occurrence of additional terrorist attacks; another outbreak of a disease (such as SARS) that affects travel behavior; uncertainties with respect to the Company's relationships with unionized and other employee work groups; the ability of the Company to satisfy existing financial or other covenants in certain of its credit agreements; the availability of future financing; the ability of the Company to reach acceptable agreements with third parties; and increased insurance costs and potential reductions of available insurance coverage. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Form 10-K for the year ended Dec. 31, 2003.

Detailed financial information follows:

                           -- more --



                       AMR CORPORATION
            CONSOLIDATED STATEMENTS OF OPERATIONS
           (in millions, except per share amounts)
                         (Unaudited)

                           Three Months Ended September 30,  Percent
                                  2004           2003        Change
Revenues
 Passenger - American Airlines   $3,838         $ 3,805        0.9
           - Regional Affiliates    488             399       22.3
 Cargo                              149             135       10.4
 Other revenues                     287             266        7.9
      Total operating revenues    4,762           4,605        3.4

Expenses
  Wages, salaries and benefits    1,696           1,693        0.2
  Aircraft fuel                   1,056             701       50.6
  Depreciation and amortization     317             345       (8.1)
  Other rentals and landing fees    295             302       (2.3)
  Commissions, booking fees
   and credit card expense          288             281        2.5
  Maintenance, materials
   and repairs                      265             223       18.8
  Aircraft rentals                  152             165       (7.9)
  Food service                      145             160       (9.4)
  Other operating expenses          593             594       (0.2)
  Special charges (credits)         (18)            (24)     (25.0)
    Total operating expenses      4,789           4,440        7.9


Operating Income (Loss)             (27)            165         *

Other Income (Expense)
  Interest income                    19              20       (5.0)
  Interest expense                 (219)           (198)      10.6
  Interest capitalized               22              17       29.4
  Miscellaneous - net                (9)             (3)        *
                                   (187)           (164)      14.0

Income (Loss) Before Income Taxes  (214)              1         *
Income tax                            -               -         -
Net Earnings (Loss)              $ (214)         $    1         *


Basic and Diluted Earnings
(Loss) Per Share                 $(1.33)         $ 0.00

Number of Shares Used in Computation
  Basic                             161             159
  Diluted                           161             181

*     Greater than 100%



                       AMR CORPORATION
                    OPERATING STATISTICS
                         (Unaudited)

                                         Three Months Ended
                                            September 30,     Percent
                                          2004      2003      Change
American Airlines, Inc. Mainline Jet Operations
    Revenue passenger miles (millions)  34,659      32,718      5.9
    Available seat miles (millions)     44,515      43,021      3.5
    Cargo ton miles (millions)             529         485      9.1
    Passenger load factor                 77.9%       76.0%     1.9 pts.
    Passenger revenue yield per
     passenger mile (cents)              11.07       11.63     (4.8)
    Passenger revenue per available
     seat mile (cents)                    8.62        8.84     (2.5)
    Cargo revenue yield per ton
     mile (cents)                        28.11       27.86      0.9
    Operating expenses per available seat
     mile, excluding Regional
     Affiliates (cents) (1)               9.68        9.43      2.7
    Fuel consumption (gallons,
     in millions)                          773         772      0.1
    Fuel price per gallon (cents)        125.4        85.0     47.5

Regional Affiliates
    Revenue passenger miles (millions)   1,959       1,463     33.9
    Available seat miles (millions)      2,840       2,190     29.7
    Passenger load factor                 69.0%       66.8%     2.2 pts.

AMR Corporation
  Average Equivalent Number of Employees
    American Airlines                   80,300      81,300
    Other                               13,000      11,500
         Total                          93,300      92,800

(1) Excludes $539 million and $441 million of expense incurred related to Regional Affiliates in 2004 and 2003, respectively.


  AMR Corporation
  Impact of Fuel Price Variance

    Average fuel price per gallon (cents)
          Three months ended September 30, 2004   125.9
          Three months ended September 30, 2003    85.1
    Change in price (cents)                        40.8
    2004 consumption (gallons, in millions)      x  838
    Impact of fuel price variance (in millions) $   342






                       AMR CORPORATION
            CONSOLIDATED STATEMENTS OF OPERATIONS
           (in millions, except per share amounts)
                         (Unaudited)

                            Nine Months Ended September 30,  Percent
                                   2004           2003       Change
Revenues
 Passenger - American Airlines   $11,411        $ 10,743        6.2
           - Regional Affiliates   1,413           1,112       27.1
 Cargo                               452             409       10.5
 Other revenues                      828             785        5.5
      Total operating revenues    14,104          13,049        8.1

Expenses
  Wages, salaries and benefits     5,039           5,660      (11.0)
  Aircraft fuel                    2,781           2,077       33.9
  Depreciation and amortization      963           1,027       (6.2)
  Other rentals and landing fees     901             891        1.1
  Commissions, booking fees
   and credit card expense           863             796        8.4
  Maintenance, materials
   and repairs                       741             641       15.6
  Aircraft rentals                   458             532      (13.9)
  Food service                       421             460       (8.5)
  Other operating expenses         1,775           1,863       (4.7)
  Special charges (credits)          (49)             77          *
  U.S. government grant                -            (358)         *
    Total operating expenses      13,893          13,666        1.7

Operating Income (Loss)              211            (617)         *

Other Income (Expense)
  Interest income                     47              41        14.6
  Interest expense                  (648)           (580)       11.7
  Interest capitalized                60              54        11.1
  Miscellaneous - net                (44)            (15)          *
                                    (585)           (500)       17.0

Loss Before Income Taxes            (374)         (1,117)      (66.5)
Income tax                             -              -            -
Net Loss                          $ (374)        $(1,117)      (66.5)



Basic and Diluted Loss Per Share  $(2.33)        $ (7.08)

Number of Shares Used in Computation
  Basic and Diluted                  160             158

*     Greater than 100%




                       AMR CORPORATION
                    OPERATING STATISTICS
                         (Unaudited)

                                        Nine Months Ended
                                           September 30,       Percent
                                         2004       2003        Change
American Airlines, Inc. Mainline Jet Operations
    Revenue passenger miles (millions)   98,271       90,736     8.3
    Available seat miles (millions)     131,109      123,861     5.9
    Cargo ton miles (millions)            1,617        1,468    10.1
    Passenger load factor                  75.0%        73.3%    1.7 pts.
    Passenger revenue yield per
     passenger mile (cents)               11.61        11.84    (1.9)
    Passenger  revenue per available
     seat mile (cents)                     8.70         8.67     0.3
    Cargo revenue yield per ton
     mile (cents)                         27.92        27.86     0.2
    Operating expenses per available seat
     mile, excluding Regional
     Affiliates (cents) (1)                9.56        10.12    (5.5)
    Fuel consumption (gallons,
     in millions)                         2,276        2,224     2.3
    Fuel price per gallon (cents)         112.7         87.3    29.1

Regional Affiliates
    Revenue passenger miles (millions)    5,355        4,017    33.3
    Available seat miles (millions)       7,958        6,286    26.6
    Passenger load factor                  67.3%        63.9%    3.4 pts.

(1) Excludes $1.5 billion and $1.3 billion of expense incurred related to Regional Affiliates in 2004 and 2003, respectively.

                           ###

  Current AMR Corp news releases can be accessed via the Internet.
             The address is http://www.aa.com